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Exhibit 23.1

Consent of Independent Auditors

We consent to the reference to our firm under the captions "Experts" and to the use of our report dated May 8, 2002 (except as to the first paragraph of Note 1, as to which the date is August 13, 2002), in Amendment No. 3 to the Registration Statement (Form S-4 No. 333-87948) of Cimarex Energy Co. for the registration of shares of its common stock.

/s/ Ernst & Young LLP
Ernst & Young LLP

Tulsa, Oklahoma
August 13, 2002

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  Exhibit 23.1
Consent of Independent Auditors